UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2022

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York		14020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2023 Annual Executive Cash Bonus Program. On June 2, 2022, Graham Corporation’s (the “Company”) Compensation Committee (the “Compensation Committee”) of the Board of Directors renewed and amended the Company’s Annual Executive Cash Bonus Program (the “Cash Bonus Program”) for the fiscal year ending March 31, 2023 (“Fiscal 2023”). The objective of the Cash Bonus Program is to motivate the Company’s named executive officers to attain short-term objectives through an annual cash bonus related both to Company and personal performance. On June 2, 2022, the Compensation Committee set target bonus levels under the Cash Bonus Program for Fiscal 2023 at 100% attainment of both Company and personal objectives, as follows: Daniel J. Thoren — 100% of base salary, Christopher J. Thome — 50% of base salary, and Alan E. Smith — 50% of base salary. Each named executive officer will be eligible to receive anywhere from 0% to 200% of his target bonus level depending on the attainment of such objectives. A summary of the performance goal weightings for the Company’s named executive officers for Fiscal 2023 is as follows:

Named Executive Officer	Net Income/Operating Income (1)	Bookings (2)	Personal Goals
Daniel J. Thoren	50%	20%	30%
Christopher J. Thome	50%	20%	30%
Alan E. Smith	50%	20%	30%

(1)	For Messrs. Thoren and Thome net income includes consolidated net income and for Mr. Smith net income includes consolidated net income (15%) and divisional operating income (35%).
(2)	For Messrs. Thoren and Thome bookings include consolidated bookings and for Mr. Smith bookings include consolidated bookings (6%) and divisional bookings (14%).

The Cash Bonus Program in effect for Fiscal 2023, with respect to the Company’s named executive officers, is attached to this Current Report on Form 8-K as Exhibit 99.1 and the above summary of the Cash Bonus Program is qualified in its entirety by reference to such Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Graham Corporation Annual Executive Cash Bonus Program in effect for Company’s named executive officers for the fiscal year ending March 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: June 7, 2022	By:	/s/ Christopher J. Thome
Christopher J. Thome
Vice President – Finance and Chief Financial Officer